UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 NE Mizner Blvd., Suite 640, Boca Raton, Florida 33432

(Address of Principal Executive Offices) (Zip Code)

(561) 710-0512

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2025 (the “Repricing Date”), INmune Bio Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) in a virtual meeting format via live webcast. As further described in Item 5.07 to this Current Report on Form 8-K, at the Special Meeting, the Company’s stockholders approved a one-time repricing (the “Option Repricing”) of certain outstanding stock options granted to, and held by, certain of the Company’s current employees, including its executive officers and named executive officers, and members of the Board of Directors of the Company (the “Board”) through the Repricing Date (collectively, the “Eligible Optionholders”), under the Company’s 2017 Stock Incentive Plan, 2019 Stock Incentive Plan, and Second Amended and Restated 2021 Stock Incentive Plan (as may be amended, restated or otherwise modified from time to time in accordance with its terms) (collectively, the “Plans”), that have exercise prices in excess of the Repriced Exercise Price (as defined below), covering up to an aggregate of 5,511,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock” and such options, the “Eligible Options”). The Option Repricing was previously approved by the Board on September 30, 2025, subject to approval by the Company’s stockholders.

Effective as of the Repricing Date, the per share exercise price of each Eligible Option held by an Eligible Optionholder who is an employee of the Company or a member of the Board as of the Repricing Date, as applicable, was automatically reduced to $1.50 per share, which was the closing trading price per share of Common Stock on The Nasdaq Capital Market on the Repricing Date (each, a “Repriced Option,” and such exercise price per share, the “Repriced Exercise Price”). Except as modified by the Option Repricing, all other terms and conditions of the Repriced Options, including, without limitation, any provisions with respect to vesting and term of the options, will remain in full force and effect.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Special Meeting was held on November 18, 2025. Proxies were solicited pursuant to the Company’s definitive proxy statement (the “Proxy Statement”) filed on October 14, 2025, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. As of the close of business on September 30, 2025, the record date for the Special Meeting, the number of shares of Common Stock outstanding and entitled to vote at the Special Meeting was 26,585,258. The number of shares of Common Stock present in person or by remote communication, if applicable, or represented by valid proxy at the Special Meeting was 10,193,242, thus establishing a quorum for the transaction of business at the Special Meeting. Shares present virtually during the Special Meeting were considered shares of Common Stock represented in person at the Special Meeting. Each share of Common Stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Special Meeting.

At the Special Meeting, the Company’s stockholders voted on the following matters, all of which were described in the Proxy Statement: (i) to approve the Option Repricing (the “Option Repricing Proposal” or “Proposal 1”) and (ii) to approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of additional proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Repricing Proposal at the time of the Special Meeting (the “Adjournment Proposal” or “Proposal 2”). The final voting results are set forth below.

Proposal 1 - The Option Repricing Proposal was approved, based on the following votes:

For	Against	Abstentions
7,144,433	2,926,973	121,836

Proposal 2 - Although the Adjournment Proposal was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve the Option Repricing Proposal, it was approved, based on the following votes:

For	Against	Abstentions
7,279,350	2,866,941	46,951

No other matters were submitted to or voted on by the Company’s stockholders at the Special Meeting.

 Item 8.01. Other Events.

On November 18, 2025, the Company issued a press release announcing two presentations at the upcoming 18th Clinical Trials on Alzheimer’s Disease conference, in San Diego, CA from December 1-4, 2025.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: November 18, 2025	By:	/s/ David Moss
David Moss
Chief Executive Officer

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